                                                                    EXHIBIT 28.D



                       Securities and Exchange Commission
                             Washington, D.C., 20549
                                    Form 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the calendar year ended December 31, 1997


                                       OR


             [ ] TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


             BELL COMMUNICATIONS RESEARCH SAVINGS AND SECURITY PLAN
                              (Full Title of Plan)


                       Bell Communications Research, Inc.
                      445 South Street, Morristown NJ 07960
               (Name of issuer of the securities held pursuant to
           the Plan and the address of its principal executive office)

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Departmental Benefits Committee of the Bell Communications Research Savings and Security Plan, duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BELL COMMUNICATIONS RESEARCH
                                       SAVINGS AND SECURITY PLAN
DATE       4-11-98                     s/ Richard Schooley
                                       -----------------------------------------
                                       Richard Schooley
                                       Chairman, Departmental Benefits Committee

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN

                          INDEX TO FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES
                                   ----------



                                                                                          Pages
                                                                                          -----
REPORT OF INDEPENDENT ACCOUNTANTS                                                          F-2

FINANCIAL STATEMENTS:
     Statements of Net Assets Available for
         Benefits, with Fund Information
         as of December 31, 1997 and 1996                                               F-3 - F-4

     Statement of Changes in Net Assets Available
         for Benefits, with Fund Information
         for the years ended December 31, 1997 and 1996                                 F-5 - F-6

     NOTES TO FINANCIAL STATEMENTS                                                      F-7 - F-11

SUPPLEMENTAL SCHEDULES:
     Schedule I:  Item 27a - Schedule of Assets Held for Investment Purposes
     as of December 31, 1997                                                           F-12 - F-14

     Schedule II:  Item 27d - Schedule of Reportable Transactions
     for the year ended December 31, 1997                                                  F-15


Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

                        Report of Independent Accountants



To the Participants and the Administrative Committee of the Bell Communications Research Savings and Security Plan


In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Bell Communications Research Savings and Security Plan (the Plan) at December 31, 1997 and the changes in net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The financial statements of the Plan as of and for the year ended December 31, 1996 were audited by other independent accountants whose report dated June 19, 1997 expressed an unqualified opinion on those statements. Their report also contained an explanatory paragraph on supplemental information required by the Employee Retirement Income Security Act of 1974 (ERISA).

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and the changes in net assets available for benefits of each fund. Schedules I and II and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


PRICE WATERHOUSE LLP

New York, New York
April 3, 1998

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1997
                             (Thousands of Dollars)


                                                                       Bellcore     Bellcore    Bellcore    Vanguard    Vanguard
                                                SAIC         SAIC      Telephone  Diversified   Interest     Index     International
                                               Stock     Exchangeable   Equity     Telephone    Income     Trust-500      Growth
                                              Purchase      Stock        Fund      Portfolio     Fund      Portfolio     Portfolio
                                              --------      -----        ----      ---------     ----      ---------     ---------
                       ASSETS:
Investments, at fair value:
    Telephone Equity Fund common shares                                 $ 2,707
    Diversified Telephone Portfolio
           common shares                                                            $   285
    SAIC common shares                                     $   155
    Shares in registered
           investment companies                                                                             $ 1,318       $   351
    Temporary cash investments                 $    14          17           40           4     $   134
                                               -------     -------      -------     -------     -------     -------       -------
                                                    14         172        2,747         289         134       1,318           351
    Investment contracts with insurance
           companies, at contract value:                                                          3,098
                                               -------     -------      -------     -------     -------     -------       -------
        Total investments                           14         172        2,747         289       3,232       1,318           351

Receivables:
    Company contributions                           60
    Loans to participants
    Securities                                                               25           2
    Interest                                                                  4           1
                                               -------     -------      -------     -------     -------     -------       -------

        Net assets available for benefits      $    74     $   172      $ 2,776     $   292     $ 3,232     $ 1,318       $   351
                                               =======     =======      =======     =======     =======     =======       =======

                     LIABILITIES:
    Securities payable                                                       12                      11
                                               -------     -------      -------     -------     -------     -------       -------

        Total liabilities                                                    12                      11
                                               -------     -------      -------     -------     -------     -------       -------

        Net assets available for benefits      $    74     $   172      $ 2,764     $   292     $ 3,221     $ 1,318       $   351
                                               =======     =======      =======     =======     =======     =======       =======


                                                                     Vanguard
                                              Vanguard   Vanguard   Total Bond   Vanguard    Vanguard
                                               Explorer   PRIMECAP     Market    Wellington  Windsor II    Loan
                                                Fund        Fund      Portfolio    Fund        Fund        Fund       Total
                                                ----        ----      ---------    ----        ----        ----       -----
                       ASSETS:
Investments, at fair value:
    Telephone Equity Fund common shares                                                                              $ 2,707
    Diversified Telephone Portfolio
           common shares                                                                                                 285
    SAIC common shares                                                                                                   155
    Shares in registered
           investment companies                $   130     $   503     $    49    $ 1,081     $ 1,062                  4,494
    Temporary cash investments                                                                                           209
                                               -------     -------     -------    -------     -------     -------    -------
                                                   130         503          49      1,081       1,062                  7,850
    Investment contracts with insurance
           companies, at contract value:                                                                               3,098
                                               -------     -------     -------    -------     -------     -------    -------
        Total investments                          130         503          49      1,081       1,062                 10,948

Receivables:
    Company contributions                                                                                                 60
    Loans to participants                                                                                 $   253        253
    Securities                                                                                                            27
    Interest                                                                                                               5
                                               -------     -------     -------    -------     -------     -------    -------

        Net assets available for benefits      $   130     $   503     $    49    $ 1,081     $ 1,062     $   253    $11,293
                                               =======     =======     =======    =======     =======     =======    =======

                     LIABILITIES:
    Securities payable                                                                                                    23
                                               -------     -------     -------    -------     -------     -------    -------

        Total liabilities                                                                                                 23
                                               -------     -------     -------    -------     -------     -------    -------

        Net assets available for benefits      $   130     $   503     $    49    $ 1,081     $ 1,062     $   253    $11,270
                                               =======     =======     =======    =======     =======     =======    =======



   The accompanying notes are an integral part of these financial statements.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1996
                             (Thousands of Dollars)



                                                   Bellcore    Bellcore    Bellcore   Vanguard    Vanguard
                                                   Telephone  Diversified  Interest     Index    International Vanguard    Vanguard
                                                    Equity     Telephone    Income    Trust-500     Growth     Explorer    PRIMECAP
                                                     Fund      Portfolio     Fund     Portfolio   Portfolio      Fund        Fund
                                                     ----      ---------     ----     ---------   ---------      ----        ----
                     ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares            $2,749
     Diversified Telephone Portfolio
           common shares                                        $  234
     Shares in registered
           investment companies                                                         $  827      $  322      $   68      $   87
     Temporary cash investments                         78           4      $  304
                                                    ------      ------      ------      ------      ------      ------      ------
                                                     2,827         238         304         827         322          68          87
     Investment contracts with insurance
           companies, at contract value:                                     3,607
                                                    ------      ------      ------      ------      ------      ------      ------
        Total investments                            2,827         238       3,911         827         322          68          87

Receivables:
     Company contributions                               6                      17           4           2                       1
     Loans to participants
     Securities                                          8           1
     Dividends                                           8           1
                                                    ------      ------      ------      ------      ------      ------      ------

        Net assets available for benefits           $2,849      $  240      $3,928      $  831      $  324      $   68      $   88
                                                    ======      ======      ======      ======      ======      ======      ======

                      LIABILITIES:
     Securities payable                                  3
                                                    ------      ------      ------      ------      ------      ------      ------

        Total liabilities                                3


        Net assets available for plan benefits      $2,846      $  240      $3,928      $  831      $  324      $   68      $   88
                                                    ======      ======      ======      ======      ======      ======      ======


                                                      Vanguard
                                                     Total Bond   Vanguard    Vanguard
                                                       Market     Wellington  Windsor II    Loan
                                                      Portfolio     Fund        Fund        Fund        Total
                                                      ---------     ----        ----        ----        -----
                     ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares                                                               $2,749
     Diversified Telephone Portfolio
           common shares                                                                                  234
     Shares in registered
           investment companies                        $   31      $  782      $  568                   2,685
     Temporary cash investments                                                                           386
                                                       ------      ------      ------      ------      ------
                                                           31         782         568                   6,054
     Investment contracts with insurance
           companies, at contract value:                                                                3,607
                                                       ------      ------      ------      ------      ------
        Total investments                                  31         782         568                   9,661

Receivables:
     Company contributions                                              3           3                      36
     Loans to participants                                                                 $  272         272
     Securities                                                                                             9
     Dividends                                                                                              9
                                                       ------      ------      ------      ------      ------

        Net assets available for benefits              $   31      $  785      $  571      $  272      $9,987
                                                       ======      ======      ======      ======      ======

                      LIABILITIES:
     Securities payable                                                                                     3
                                                       ------      ------      ------      ------      ------

        Total liabilities                                                                                   3
                                                                   ------      ------      ------      ------

        Net assets available for plan benefits         $   31      $  785      $  571      $  272      $9,984
                                                       ======      ======      ======      ======      ======



   The accompanying notes are an integral part of these financial statements.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
                              WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (Thousands of Dollars)


                                                                        Bellcore    Bellcore   Bellcore  Vanguard       Vanguard
                                                  SAIC       SAIC      Telephone  Diversified  Interest    Index     International
                                                  Stock   Exchangeable  Equity     Telephone   Income    Trust-500      Growth
                                                 Purchase    Stock       Fund      Portfolio    Fund     Portfolio    Portfolio
                                                 --------    -----       ----      ---------    ----     ---------    ---------
Additions (deductions) to net
 assets attributable to:
    Investment income
        Dividends                                                       $    99    $      6   $    229    $    26       $   15
        Interest                                                              3
    Net change in appreciation (depreciation)
        of investments                                                      998          91                   272           (3)
                                                 -------    -------     -------     -------    -------    -------      -------
           Total investment earnings                                      1,100          97        229        298           12
                                                 -------    -------     -------     -------    -------    -------      -------
Contributions
    Participant                                  $     1                    139                    174        120           67
    Company                                           72                     41                     73         31           13
                                                 -------    -------     -------     -------    -------    -------      -------
                                                      73                    180                    247        151           80
                                                 -------    -------     -------     -------    -------    -------      -------
Transfer of participants' balances, net                1    $   172        (817)        (42)      (453)       285            5
                                                 -------    -------     -------     -------    -------    -------      -------
        Total additions (deductions)                  74        172         463          55         23        734           97
                                                 -------    -------     -------     -------    -------    -------      -------

Deductions from net assets attributable to:
    Distributions to participants                                           544           3        728        247           70
    Administrative expenses                                                   1                      2
                                                 -------    -------     -------     -------    -------    -------      -------
        Net increase (decrease)                       74        172         (82)         52       (707)       487           27

        Net assets available for benefits:
           Beginning of year                                              2,846         240      3,928        831          324
                                                 -------    -------     -------     -------    -------    -------      -------
           End of year                           $    74    $   172     $ 2,764     $   292    $ 3,221    $ 1,318      $   351
                                                 =======    =======     =======     =======    =======    =======      =======


                                                                        Vanguard
                                                  Vanguard   Vanguard  Total Bond   Vanguard   Vanguard
                                                  Explorer   PRIMECAP    Market    Wellington  Windsor II   Loan
                                                    Fund      Fund      Portfolio     Fund       Fund       Fund        Total
                                                    ----      ----      ---------     ----       ----       ----        -----
Additions (deductions) to net
 assets attributable to:
    Investment income
        Dividends                                 $    12    $    13     $     2    $     91    $    94                 $  587
        Interest                                                                                           $    20          23
    Net change in appreciation (depreciation)
        of investments                                 (4)        30           1         108        123                  1,616
                                                  -------    -------     -------     -------    -------    -------     -------
           Total investment earnings                    8         43           3         199        217         20       2,226
                                                  -------    -------     -------     -------    -------    -------     -------
Contributions
    Participant                                        16         16           5          47         96         14         695
    Company                                             4          6           2          21         20                    283
                                                  -------    -------     -------     -------    -------    -------     -------
                                                       20         22           7          68        116         14         978
                                                  -------    -------     -------     -------    -------    -------     -------
Transfer of participants' balances, net                49        386           8         228        340       (162)
                                                  -------    -------     -------     -------    -------    -------     -------
        Total additions (deductions)                   77        451          18         495        673       (128)      3,204
                                                  -------    -------     -------     -------    -------    -------     -------

Deductions from net assets attributable to:
    Distributions to participants                      15         36                     199        182       (109)      1,915
    Administrative expenses                                                                                                  3
                                                  -------    -------     -------     -------    -------    -------     -------
        Net increase (decrease)                        62        415          18         296        491        (19)      1,286

        Net assets available for benefits:
           Beginning of year                           68         88          31         785        571        272       9,984
                                                  -------    -------     -------     -------    -------    -------     -------
           End of year                            $   130    $   503     $    49     $ 1,081    $ 1,062    $   253     $11,270
                                                  =======    =======     =======     =======    =======    =======     =======



   The accompanying notes are an integral part of these financial statements.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (Thousands of Dollars)


                                                     Bellcore      Bellcore      Bellcore     Vanguard     Vanguard
                                                     Telephone    Diversified    Interest      Index     International   Vanguard
                                                      Equity      Telephone      Income       Trust-500     Growth       Explorer
                                                       Fund       Portfolio       Fund        Portfolio    Portfolio      Fund
                                                     -------       -------       -------       -------      -------      -------
Additions (deductions) to net
 assets attributable to:
    Investment Income
        Dividends                                    $   122       $     8       $   257       $    17      $    14      $     4
        Interest                                           2
    Net change in appreciation (depreciation)
        of investments                                  (119)          (19)                        112           24            3
                                                     -------       -------       -------       -------      -------      -------
           Total investment earnings (losses)              5           (11)          257           129           38            7
                                                     -------       -------       -------       -------      -------      -------
Contributions
    Participant                                          139                         225            64           33            9
    Company                                               74                         129            34           17            4
                                                     -------       -------       -------       -------      -------      -------
                                                         213                         354            98           50           13
                                                     -------       -------       -------       -------      -------      -------
Transfer of participants' balances, net                 (144)          (18)         (279)          241           30           50
                                                     -------       -------       -------       -------      -------      -------
        Total additions (deductions)                      74           (29)          332           468          118           70
                                                     -------       -------       -------       -------      -------      -------

Deductions from net assets attributable to:
    Distributions to participants                        368            17           607            92           50            2
                                                     -------       -------       -------       -------      -------      -------

        Net increase (decrease)                         (294)          (46)         (275)          376           68           68

        Net assets available for plan benefits:
           Beginning of year                           3,140           286         4,203           455          256
                                                     -------       -------       -------       -------      -------      -------

           End of year                               $ 2,846       $   240       $ 3,928       $   831      $   324      $    68
                                                     =======       =======       =======       =======      =======      =======


                                                               Vanguard     Vanguard
                                                    Vanguard  Short Term   Total Bond   Vanguard    Vanguard
                                                    PRIMECAP    Federal     Market     Wellington   Windsor II    Loan
                                                     Fund      Portfolio   Portfolio     Fund         Fund        Fund      Total
                                                     ----      ---------   ---------     ----         ----        ----      -----
Additions (deductions) to net
 assets attributable to:
    Investment Income
        Dividends                                   $     3                             $    63       $   38               $   526
        Interest                                                $     1                                         $    19         22
    Net change in appreciation (depreciation)
        of investments                                    7          (1)                     42           62                   111
                                                    -------     -------     -------     -------      -------    -------    -------
           Total investment earnings (losses)            10                                 105          100         19        659
                                                    -------     -------     -------     -------      -------    -------    -------
Contributions
    Participant                                           9                 $     4          51           53                   587
    Company                                               4                       1          25           24                   312
                                                    -------     -------     -------     -------      -------    -------    -------
                                                         13                       5          76           77                   899
                                                    -------     -------     -------     -------      -------    -------    -------
Transfer of participants' balances, net                  68         (72)         26         126          142        116        286
                                                    -------     -------     -------     -------      -------    -------    -------
        Total additions (deductions)                     91         (72)         31         307          319        135      1,844
                                                    -------     -------     -------     -------      -------    -------    -------

Deductions from net assets attributable to:
    Distributions to participants                         3                                  93          102         91      1,425
                                                    -------     -------     -------     -------      -------    -------    -------

        Net increase (decrease)                          88         (72)         31         214          217         44        419

        Net assets available for plan benefits:
           Beginning of year                                         72           0         571          354        228      9,565
                                                    -------     -------     -------     -------      -------    -------    -------

           End of year                              $    88     $     0     $    31     $   785      $   571    $   272    $ 9,984
                                                    =======     =======     =======     =======      =======    =======    =======



   The accompanying notes are an integral part of these financial statements.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                          NOTES TO FINANCIAL STATEMENTS
                                   ----------

A.       Plan Description:

         The Bell Communications Research Savings and Security Plan (the Plan) was established by Bell Communications Research (the Company) to provide a convenient way for non-salaried employees to save on a regular and long term basis. On November 14, 1997, the Company was sold to Science Applications International Corporation (SAIC). Prior to the sale, the Company was owned by the Regional Bell Operating Companies (RBOC's). Changes to the Plan as a result of the sale are noted below.

         The following description of the Plan provides only general information. Participants should refer to the Plan Prospectus for a more complete description of the Plan's provisions.

         1. General. The Plan is a defined contribution plan covering all non-salaried employees of the Company who have one month of service and are age twenty-one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         2. Contributions. Each year, participants may contribute up to 16 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. After one year of service, the Company contributes 70 percent of the first 6 percent of compensation that a participant contributes to the Plan. In addition, after one year of service, the Company makes a contribution of a 1/2 percent of compensation on behalf of each participant. Effective with the sale of the Company, this automatic contribution is deposited into the SAIC Stock Purchase Fund until the following quarterly trade and then into SAIC stock. This fund and related investment option were also established upon the sale of the Company. Prior to the sale of the Company, the automatic contribution was deposited according to each participant's asset allocation at that time; for participants who did not make a voluntary contribution, the automatic contribution was deposited into the Interest Income Fund. The contribution is made during the first quarter for participant earnings of the previous calendar year. These automatic Company contributions are immediately vested. Additional amounts may be contributed at the option of the Company's Board of Directors. Effective with the sale of the Company, 50 percent of Company contributions are invested in SAIC stock and 50 percent are invested in accordance with each participant's directed allocation. Contributions are subject to certain IRS limitations.

         3. Participant Accounts. Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Fund earnings, and each participant's account is charged with an allocation of administrative expenses. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         4. Vesting. Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution plus actual earnings thereon is based on years of continuous service. A participant is 100 percent vested after five years of credited service.

         5. Investment Options. The Plan is comprised of the following investments:

                     VANGUARD BOND INDEX FUND - Total Bond Market Portfolio:
                     This participant directed fund invests in United States treasury obligations, federal agency mortgage backed obligations and investment grade corporate obligations.

                     VANGUARD EXPLORER FUND: This participant directed fund invests in the common stock of a diversified group of small capitalization companies.

                     VANGUARD INDEX TRUST - 500 Portfolio: This participant directed fund invests in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

                     VANGUARD INTERNATIONAL GROWTH PORTFOLIO: This participant directed fund invests in the common stocks of companies based outside of the United States.

                     VANGUARD / PRIMECAP FUND: This participant directed fund invests in the common stock of medium capitalization companies.

                     VANGUARD / WELLINGTON FUND: This participant directed fund invests approximately 65 percent of its assets in common stocks and the remaining 35 percent in bonds.

                     VANGUARD / WINDSOR II: This participant directed fund invests in the common stock of large capitalization companies.

                     SAIC EXCHANGEABLE STOCK FUND: As previously stated, this fund was created upon the sale of the Company. This fund invests primarily in SAIC class A common stock and is participant directed to the extent that participant contributions were used to purchase SAIC stock. Also effective with the sale of the Company, the SAIC Non-exchangeable Stock Fund, a non-participant directed fund, was created to exclusively invest 50 percent of the Company matching contribution in SAIC class A common stock. There will be no activity in this fund until the next quarterly SAIC stock trade date which will occur in 1998.

                     The SAIC STOCK PURCHASE FUND is not a participant directed investment option; it is a temporary holding fund designed to hold respective participant and Company contributions until the following SAIC common stock quarterly trade date. Pending the quarterly trade, the respective contributions are invested in the Vanguard Money Market Reserves Portfolio.

                     BELLCORE INTEREST INCOME FUND: This participant directed fund invests primarily in investment contracts issued by insurance companies and banks.

                     BELLCORE - DIVERSIFIED TELEPHONE PORTFOLIO STOCK FUND: This fund invests primarily in common stock and has been frozen to new participant directed contributions since 1984.

                     BELLCORE - TELEPHONE EQUITY FUND STOCK FUND: This fund invests in the common stock of the RBOC's. Upon the sale of the Company, the fund was frozen to new participant directed contributions. Additionally, in 1998, the Fund will be terminated and its assets will be reallocated as directed by the participants. Any remaining assets will be reallocated to the Interest Income Fund.

         6. Participant Loans Receivable. Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of the lesser of (a) $50,000 less the participant's highest outstanding loan balance during the preceding one year period; or (b) 50 percent of their vested account balance. Additionally, effective with the sale of the Company, loans may not exceed the vested value of the participant's Plan account less their vested amounts in the SAIC Stock Fund. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Loan Fund. Loan terms range from 12 to 56 months. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the Plan administrator. Interest rates ranged from 7 to 10 percent during 1996 and 1997. Principal and interest is paid ratably through monthly payroll deductions.

         7. Payment of Benefits. On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments not to exceed the life expectancy of the participant and spouse, if applicable. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution, or maintain the account in the Plan.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

         8. Forfeited Accounts. Forfeited accounts are used to reduce future Company contributions. Company contributions were reduced by $1,000 and $1,300 during 1997 and 1996, respectively.

B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Basis of Presentation - The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Investment Valuation and Income Recognition- The Plan's investments are valued at fair value, except for its investment contracts which are valued at contract value (Note C).

         Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Quoted market prices for the value of the common shares of each company in the Telephone Equity Fund and the Diversified Telephone Portfolio are obtained on the basis of the closing price on the New York Stock Exchange on the year end date or, if no sales were made on that date, at the closing price on the New York Stock Exchange on the next preceding day on which sales were made.

         Participant notes receivable are valued at outstanding principle balance which approximates fair value.

         A general public market for the Company's common stock does not exist; therefore, the fair value of the common stock is determined pursuant to a stock price formula and valuation process which includes an appraisal prepared by an independent appraisal firm. Periodic determinations of fair value of the common stock are made by the SAIC Board of Directors, with the assistance of the independent appraisal firm. The SAIC Board of Directors reserves the right to alter the formula.

         The gains or losses realized on distributions of investments and the increases or decreases in unrealized appreciation are calculated as the difference between the current fair value and the fair value of the investments at the beginning of the year, or purchase price if purchased during the year. As of December 31, 1997, the fair value of the Company's Class A Common Stock was $34.78 per share and the Plan held approximately 4,458 shares.

         It is the policy of the Bell Communications Research Savings and Security Plan Committee to keep the SAIC Common Stock Fund invested primarily in common stock, except for estimated reserves for use in distributions and investment exchanges by participants. Such reserves are invested in the Vanguard Money Market Reserves - Prime Portfolio mutual fund. If reserves in the SAIC Common Stock Fund are less than the amount required at any given time to make required distributions and investment changes, investment exchanges out of the SAIC Common Stock Fund by participants may have to be deferred.

         Purchases and sales of securities are reflected as of the trade date. Investments are valued on a daily basis. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

        Payment of Benefits- Benefits are recorded when paid.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

C.       INVESTMENT CONTRACTS WITH INSURANCE COMPANIES:

         The plan maintains investments in fully benefit-responsive investment contracts with a number of insurance companies and banks. (Benefit responsiveness is the extent to which contract terms permit and require withdrawals at contract value for benefit payments, loans, or transfers to other investment options offered to the participants by the
         Plan).The accounts are credited with earnings of the underlying investments (principally bank certificates of deposit, and other fixed income products) and charged for Plan withdrawals and administrative expenses. The contracts are included in the financial statements at contract value, which approximates fair value, as reported to the Plan by the respective provider. Contract value represents contributions made under the contract, plus earnings, less plan withdrawals and administrative expenses. See Item 27a of the supplemental schedules for a complete list of all contracts held in the fund.

         Approximately 27 percent and 39 percent of total net assets at December 31, 1997 and 1996, respectively, were invested in investment contracts. These contracts are subject to credit risk. If any of the companies fails to perform on the contracts held, the asset value of the Interest Income Fund, and therefore the Plan, could be substantially impaired.

D.       PARTIES-IN-INTEREST:

         Transactions involving cash, securities or assets of the Company, the Trustee or other affiliated persons are considered to be party-in-interest transactions under Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure. Reportable party-in-interest transactions for the year ended December 31, 1997 are summarized below:



                                                     NUMBER     NUMBER OF
                                                   OF SHARES   TRANSACTIONS  COST
                                                ------------------------------------
          INVESTMENT PURCHASES
          SAIC Class A Common Stock                  4,458         1        $155,060



         Certain Plan investments are investment funds; and are shares of mutual funds managed by The Vanguard Group. Vanguard Fiduciary Trust Company is the trustee as defined by the Plan, and therefore these transactions qualify as party-in-interest.

         There were no known prohibited transactions with known parties in interest as defined in ERISA Section 3(14) and regulations thereunder, including those transactions set forth in ERISA Sections 406 and 407(a) and Internal Revenue Code Section 4975(c). There was no known relationship in which The Vanguard Fiduciary Trust Company had any direct or indirect financial interest which would affect its capacity to perform the necessary calculations.

         Fees paid by the Plan for administrative expenses and investment management services amounted to $3,000 for 1997. All other Plan expenses are paid by the Company.

E.       PLAN TERMINATION POLICY:

         The Company intends to continue the Plan indefinitely, but reserves the right to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become 100 percent vested in their accounts; Company contributions would not be subject to forfeiture.

F.       RECONCILIATION TO FORM 5500:

         There are no reconciling items from the Statement of Net Assets Available for Benefits per the financial statements to the Form 5500.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

G.       TAX STATUS:

         On April 11, 1986, the Internal Revenue Service had determined that the Plan is qualified under the requirements of Section 401(a) of the Internal Revenue Code and is exempt from Federal income taxes under
         Section 501(a) of the Code. The Plan obtained its latest determination letter on August 1, 1995, in which the Internal Revenue Service stated that the Plan, as amended through December 21, 1994, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving such determination letter. However, the Plan administrator and the Plan's counsel believe that the Plan is currently designed and is being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
     SCHEDULE I: ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 ---------------

                              TELEPHONE EQUITY FUND
                             (Dollars in Thousands)

                                                            DECEMBER 31, 1997
                                                ------------------------------------------
                                                  NUMBER                            FAIR
NAME OF ISSUER AND TITLE OF ISSUE               OF SHARES          COST             VALUE
                                                ---------         -------          -------
       Common Shares:

Ameritech Corporation                              5,723          $   196          $   461
Bell Atlantic Corporation                          7,254              354              660
BellSouth Corporation                              6,576              178              370
SBC Communications, Inc.                          11,652              367              854
US West Communications, Inc.                       8,025              210              362

           Total Common Shares                                      1,305            2,707

Temporary cash investments                                             40               40
                                                                  -------          -------

            Total Telephone Equity Fund                           $ 1,345          $ 2,747
                                                                  =======          =======

                         DIVERSIFIED TELEPHONE PORTFOLIO
                             (Dollars in Thousands)

                                                                        DECEMBER 31, 1997
                                                            -------------------------------------------
                                                              NUMBER                             FAIR
       NAME OF ISSUER AND TITLE OF ISSUE                    OF SHARES          COST              VALUE
                                                            ---------        --------          --------
       Common Shares:

AT&T Corporation                                              1,006          $     12          $     62
Air Touch Communications, Inc.                                  224                 1                 9
Ameritech Corporation                                           412                 5                33
Bell Atlantic Corporation                                       497                10                45
BellSouth Corporation                                           715                 8                40
Lucent Technologies Corporation                                 326                 5                26
NCR Corporation                                                  63                 1                 2
SBC Communications, Inc.                                        653                 7                48
US West Communications Group, Inc.                              263                 2                12
US West Media Group                                             264                 2                 8

            Total Common Shares                                                    53               285

Temporary cash investments                                                          4                 4
                                                                             --------          --------

            Total Diversified Telephone Portfolio                            $     57          $    289
                                                                             ========          ========

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
 SCHEDULE I: ITEM 27A SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES, Continued
                                   ----------
                              INTEREST INCOME FUND
                             (Dollars in Thousands)

                                                                          DECEMBER 31, 1997
                                                         ---------------------------------------------------

                                                         PRINCIPAL            CONTRACT
  NAME OF ISSUER AND TITLE OF ISSUE                       AMOUNT               VALUE              FAIR VALUE
                                                         ---------            ---------           ----------
  Contracts with Insurance Companies:
    AIG
       6.95% due 5/15/01                                  $   76               $   76               $   76
    AIG FP
       7.07% due 6/30/01                                  $   76               $   76               $   76
    Bankers Trust Company
       6.39% due 12/31/01                                 $  130               $  130               $  130
   Canada Life Insurance Company
       5.47% due 12/31/98                                 $  137               $  137               $  137
    Deutche Bank
       6.13% no maturity date                             $   99               $   99               $   99
       6.49% due on 3/31/01                               $   77               $   77               $   77
       6.49% due on 3/31/00                               $   77               $   77               $   77
    John Hancock
       6.93% due on 11/15/01                              $   72               $   72               $   72
       6.35% due on 8/15/02                               $   52               $   52               $   52
    Morgan Guaranty
       6.50% due on 9/30/01                               $   44               $   44               $   44
   New York Life Insurance Company
       8.04% due 9/30/98                                  $  211               $  211               $  211
       7.20% due 7/31/99                                  $  174               $  174               $  174
       7.05% due 4/15/00                                  $  136               $  136               $  136
    Principal Mutual Life Insurance Company
       7.71% due 10/31/99                                 $  172               $  172               $  172
       7.02% due 4/15/00                                  $  156               $  156               $  156
    Rabobank Nederland
       6.56% no maturity date                             $   76               $   76               $   76
       5.90% due 12/31/00                                 $  154               $  154               $  154
   Sun Life Insurance Company of America
       6.65% due 3/31/99                                  $  306               $  306               $  306
       7.19% due 6/30/99                                  $  200               $  200               $  200
    Union Bank of Switzerland
       6.87% no maturity date                             $  303               $  303               $  303
       7.19% no maturity date                             $  243               $  243               $  243
       6.40% no maturity date                             $  127               $  127               $  127

                                                          ------               ------               ------

  Total Contracts with Insurance Companies                $3,098               $3,098               $3,098

  Temporary Cash Investments                              $  134               $  134               $  134
                                                          ------               ------               ------

Total Interest Income Fund                                $3,232               $3,232               $3,232
                                                          ======               ======               ======

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
 SCHEDULE I: ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES,
                                    Continued
                              VANGUARD MUTUAL FUNDS
                             (Dollars in Thousands)

                                                                            DECEMBER 31, 1997
                                                            --------------------------------------------------
                                                            NUMBER OF                                   FAIR
        NAME OF ISSUER AND TITLE OF ISSUE                    SHARES                COST                 VALUE
                                                            ---------             ------               -------
        * Vanguard Index Trust-500 Portfolio                 14,634               $  959               $1,318
        * Vanguard Windsor II Fund                           37,123               $  902               $1,062
        * Vanguard International Growth Fund                 21,407               $  339               $  351
        * Vanguard Wellington Fund                           36,693               $  914               $1,081
        * Vanguard Explorer Fund                              2,348               $  134               $  130
        * Vanguard PRIMECAP Fund                             12,713               $  479               $  503
        * Vanguard Total Bond Market Portfolio                4,865               $   48               $   49

                                    LOAN FUND
                             (Dollars in Thousands)

          Participant loans
               7% to 10%                                                            $253                 $253

                                   SAIC FUNDS
                             (Dollars in Thousands)

        * SAIC Exchangeable Stock Fund
               SAIC Class A Common Stock                4,458               $  155               $  155
              Temporary Cash Investments                                    $   17               $   17
                                                                            ------               ------
          Total SAIC Exchangeable Stock                                     $  172               $  172

        * SAIC Stock Purchase Fund
              Temporary Cash Investments                                    $   14               $   14
                                                                            ------               ------
          Total SAIC Stock Purchase Fund                                    $   14               $   14


          * Represents a party-in-interest

                          Bell Communications Research
                            Savings and Security Plan
          Schedule II: Item 27d - Schedule of Reportable Transactions *
                             Series of Transactions
                      For the year ended December 31, 1997

IDENTITY OF PARTY INVOLVED         DESCRIPTION              NUMBER OF            PURCHASE            SELLING
                                     OF ASSET              TRANSACTIONS           PRICE               PRICE
----------------------------------------------------------------------------------------------------------------
The Vanguard Group            Index Trust-500 Portfolio         84        $     610,655.42
The Vanguard Group            Index Trust-500 Portfolio         72                            $     391,107.55
The Vanguard Group            Vanguard/PRIMECAP Fund            70              454,127.11
The Vanguard Group            Vanguard/PRIMECAP Fund            31                                   69,219.32
The Vanguard Group            Vanguard/Wellington Fund          61              470,101.90
The Vanguard Group            Vanguard/Wellington Fund          52                                  278,987.02
The Vanguard Group            Vanguard/Windsor II               76              582,050.96
The Vanguard Group            Vanguard/Windsor II               43                                  210,204.56
The Vanguard Group            Interest Income Fund             107              768,212.33
The Vanguard Group            Interest Income Fund             154                                 1,458,905.69
N/A                           Telephone Equity Fund             42              333,307.39
N/A                           Telephone Equity Fund            106                                 1,406,856.53


IDENTITY OF PARTY INVOLVED         COST OF ASSET     CURRENT VALUE ON             NET
                                                     TRANSACTION DATE         GAIN /(LOSS)
------------------------------------------------------------------------------------------
The Vanguard Group                                  $     610,655.42
The Vanguard Group              $     306,703.95          391,107.55        $    84,403.60
The Vanguard Group                                        454,127.11
The Vanguard Group                     56,082.53           69,219.32             13,136.79
The Vanguard Group                                        470,101.90
The Vanguard Group                    244,736.05          278,987.02             34,250.97
The Vanguard Group                                        582,050.96
The Vanguard Group                    168,920.34          210,204.56             41,284.22
The Vanguard Group                                        768,212.33
The Vanguard Group                  1,458,905.69        1,458,905.69
N/A                                                       333,307.39
N/A                                   961,261.49        1,406,856.53            445,595.04

* Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of December 31, 1997 as defined in Section 2520.103-106 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.